UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2022, Minim, Inc. (the “Company”) announced that Mehul Patel, CFO, has been named Chief Executive Officer, replacing Gray Chynoweth, who will be transitioning from his role as Chief Executive Officer effective September 8, 2022 (the “Separation Date”) to further pursue his career as a member of the United States Navy Reserve. Mr. Chynoweth’s resignation from the Board of Directors is effective immediately and Mr. Patel will join the Board of Directors as his replacement, also effective August 16, 2022, to serve until the next annual meeting of the stockholders of the Company. Mr. Patel will not serve on any of the Board committees. In connection with his departure, Mr. Chynoweth is committed to an orderly transition of his duties. Mr. Chynoweth’s departure is not the result of any dispute or disagreement with the Company.

Upon assuming this role, Mr. Patel will also assume the duties of the Company’s principal executive officer for Securities and Exchange Commission reporting purposes. Mr. Patel, 45, has been with the Company since March 2022, most recently serving as its Chief Financial Officer. Prior to joining the Company, Mr. Patel served as Vice President, Supply Chain Finance & Transformation, for Verifone, a FinTech company that provides payment and commerce solutions to global retail brands, major financial institutions and over 600,000 merchants. At Verifone, he has led an international team and four major contract manufacturer factories to achieve material supply chain cost control during the pandemic. Before joining Verifone, Mr. Patel held the position of Finance Director for the Telecom Consumer Premise Equipment (CPE) business unit at Motorola, where he was responsible for P&L and financial operations for over a billion dollars in revenue worldwide. During his 18 years at Motorola, he was a part of six acquisitions and saw the company’s name change from Motorola Home to Motorola Mobility, a Google Company, to ARRIS and in 2019 to CommScope. Mr. Patel earned a Bachelor of Science (BS) degree in accounting with a concentration in management information systems (MIS) from The Pennsylvania State University. There is no family relationships between Mr. Patel and any of our other officers and directors. There are no understandings or arrangements between Mr. Patel and any other person pursuant to which Mr. Patel was appointed as Chief Executive Officer or as a Director. In connection with his promotion to Chief Executive Officer, on August 15, 2022, Mr. Patel entered into an amendment to his executive employment agreement (“Patel Amendment”).

On August 16, 2022, the Company also announced that Dustin Tacker, the Company’s Vice President and Corporate Controller, was being promoted to Chief Financial Officer effective immediately. Upon assuming this role, he will also assume the duties of the Company’s principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. Mr. Tacker, 46, joined the Company in 2020. Mr. Tacker has over 20 years of finance, accounting and operational leadership experience. Prior to joining Minim, he served as Senior Director of Accounting at Access Information Management. Mr. Tacker was also previously the corporate controller for SmartBear Software and a global controller at General Electric. Mr. Tacker is a Certified Public Accountant and graduated from the University of Texas with a Masters in Professional Accounting and Bachelor in Business Administration. There is no family relationships between Mr. Tacker and any of our other officers and directors. There are no understandings or arrangements between Mr. Tacker and any other person pursuant to which Mr. Tacker was appointed as Chief Financial Officer. In connection with his appointment to Chief Financial Officer, Mr. Tacker entered into a standard executive employment agreement (“Tacker Employment Agreement”) and standard executive severance agreement (“Tacker Severance Agreement”) on August 15, 2022.

In connection with Mr. Patel and Mr. Tacker’s promotions to Chief Executive Officer and Chief Financial Officer, their base salaries have been increased to $400,000 and $225,000, respectively, and each of their bonus eligibility was set at 25% of their respective base salary. Bonus eligibility is based on work product and attainment of specific goals as reflected by overall Company financial performance, which is reviewed and set on an annual basis by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Compensation Committee also approved a restricted stock grant to Mr. Patel and Mr. Tacker of 100,000 RSUs and 53,814 RSUs, respectively.

The Company has entered into a transition and separation agreement with Mr. Chynoweth on August 15, 2022 (“Chynoweth Agreement”). Pursuant to the Chynoweth Agreement, Mr. Chynoweth will assist with the transition of duties through the Separation Date (such period through the Separation Date, the “Transition Period”). During the Transition Period, Mr. Chynoweth will be paid his current base salary and remain eligible to participate in the Company’s health and welfare benefit plans. Subject to continued employment during the Transition Period, the vesting of Mr. Chynoweth’s outstanding stock options and RSUs will be accelerated by nine months as of the Separation Date. The vested options will remain exercisable for the three months following the Separation Date in accordance with the Company’s equity plan. Following the Separation Date, Mr. Chynoweth will receive his base salary for a period of six months, and an additional three months thereafter if Mr. Chynoweth has not acquired full-time employment, as well as any earned but unpaid prorated bonus through the Separation Date. The Company will also pay COBRA premiums during the same nine-month period to the extent needed and until such time as alternative health insurance is obtained or Mr. Chynoweth acquires other full-time employment. The Agreement provides for customary general releases and waivers of claims by Mr. Chynoweth against the Company.

On August 15, 2022, John Lauten, the Company’s Chief Operating Officer, has also departed the Company but will continue to serve as an advisor to the Company. In connection with his departure, Mr. Lauten is entitled to the separation benefits included in the Severance Agreement executed by Lauten on October 21, 2021. To obtain such separation benefits, the Company entered into a separation agreement with Mr. Lauten on August 15, 2022 (“Lauten Agreement”). Pursuant to the Lauten Agreement, Mr. Lauten will be entitled to continue to receive his base salary for a period of six months from his date of separation and the Company will pay COBRA premiums during the same six-month period. The Lauten Agreement provides for customary general releases and waivers of claims by Mr. Lauten against the Company.

The foregoing descriptions of the Patel Amendment, Tacker Employment Agreement, Tacker Severance Agreement, Chynoweth Agreement and Lauten Agreement are qualified by reference to the terms of the Patel Amendment, Tacker Employment Agreement, Tacker Severance Agreement, Chynoweth Agreement and Lauten Agreement, a copy of which is attached as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 16, 2022 announcing the executive transition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Amendment to Employment Agreement, dated August 15, 2022, between Minim, Inc. and Mehul Patel.
10.2	Executive Employment Agreement, dated August 15, 2022, between Minim, Inc. and Dustin Tacker.
10.3	Executive Severance Agreement, dated August 15, 2022, between Minim, Inc. and Dustin Tacker.
10.4	Transition and Separation Agreement, dated August 15, 2022, between Minim, Inc. and Gray Chynoweth.
10.5	Separation Agreement, dated August 15, 2022, between Minim, Inc. and John Lauten.
99.1	Press release of Minim, Inc., dated August 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 16, 2022	MINIM, INC.

		By:	/s/ Dustin Tacker
		Name:	Dustin Tacker
		Title:	Chief Financial Officer